Exhibit 99.1

WACHOVIA CREDIT CARD MASTER TRUST

Excess Spread Analysis—December 2004

	Series	2000-1 *
	Deal Size	$750 MM
	Expected Maturity	07/15/05

	Yield	14.63%
Less:	Coupon	2.95%
	Servicing Fee	1.02%
	Net Credit Losses	5.40%
	Excess Spread:
	December-04	5.26%
	November-04	5.76%
	October-04	6.87%
	Three month Average Excess Spread	5.96%

	Delinquency:
	30 to 59 days	0.94%
	60 to 89 days	0.66%
	90 + days	1.49%
	Total	3.09%

	Payment Rate	10.49%

*	Results are skewed due to the calculation methodology during the accumulation period.